Exhibit 21
Subsidiaries of 8point3 Energy Partners LP

Entity Name	Jurisdiction
8point3 OpCo Henrietta Holdings, LLC	Delaware
8point3 OpCo Holdings, LLC	Delaware
8point3 OpCo Stateline Holdings, LLC	Delaware
8point3 Operating Company, LLC	Delaware
FSAM DS Holdings, LLC	Delaware
FSAM Kingbird Solar Holdings, LLC	Delaware
FSAM Lost Hills Blackwell Holdings, LLC	Delaware
FSAM NS Holdings, LLC	Delaware
FSAM SG2 Holdings, LLC	Delaware
Kern High School District Solar (2), LLC	Delaware
Kingbird Solar A, LLC	Delaware
Kingbird Solar B, LLC	Delaware
Kingbird Solar, LLC	Delaware
Maryland Solar, LLC	Delaware
Northstar Macys Maryland 2015, LLC	Delaware
Parrey Class B Member, LLC	Delaware
Solar Star California XIII Parent, LLC	Delaware
Solar Star California XIII, LLC	Delaware
Solar Star California XXX (2), LLC	Delaware
Solar Star California XXX, LLC	Delaware
Solar Star California XXXI, LLC	Delaware
Solar Star California XXXII, LLC	Delaware
Solar Star Colorado III Parent, LLC	Delaware
Solar Star Colorado III, LLC	Delaware
SSCA XIII Holding Company, LLC	Delaware
SSCA XIII Managing Member, LLC	Delaware
SSCA XXXI Holding Company, LLC	Delaware
SSCA XXXI Managing Member, LLC	Delaware
SSCO III Class B Holdings, LLC	Delaware
SSCO III Holding Company, LLC	Delaware
SSCO III Managing Member, LLC	Delaware
SunPower Commercial Holding Company I, LLC	Delaware
SunPower Commercial Holding Company II, LLC	Delaware
SunPower Commercial Holding Company III, LLC	Delaware
SunPower Commercial II Class B, LLC	Delaware
SunPower Commercial III Class B, LLC	Delaware
SunPower Commercial Managing Member I, LLC	Delaware
SunPower Residential I, LLC	Delaware